                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                     BERINGER WINE ESTATES HOLDINGS, INC.
                     ------------------------------------
                    (Exact name of registrant as specified
                                in its charter)



                Delaware                             68-0370340
        -----------------------             --------------------------
        (State of incorporation                  (I.R.S. Employer
            or organization)                    Identification No.)



                1000 Pratt Avenue, St. Helena, California 94574
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered
   -------------------------              ------------------------------

             None                                       None


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                  [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                  [X]


Securities Act registration statement file number to which this form relates:
333-34443

Securities to be registered pursuant to Section 12(g) of the Act:


                Class B Common Stock, $.01 par value per share
                ----------------------------------------------
                               (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

In response to this item, incorporated by reference is the description of the Class B Common Stock, $.01 par value per share (the "Common Stock"), of Beringer Wine Estates Holdings, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated October 3, 1997 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-34443) (the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2.  Exhibits.
         --------

The following exhibits are filed as a part of this Registration Statement:

     1(a)* Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 9, 1996 (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

     1(b)* Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on October 2, 1997 (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

     1(c)* Form of Restated Certificate of Incorporation of the Registrant, to be filed after the closing of the offering (incorporated herein by reference to Exhibit 3.(i)3 of the Registration Statement).

     2* Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

     3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

     4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 55 of the Prospectus (Subject to Completion) dated October 3, 1997 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  October 3, 1997.


                                        BERINGER WINE ESTATES HOLDINGS, INC.


                                                 /s/ Douglas W. Roberts
                                        By _____________________________________
                                                     Douglas W. Roberts
                                              Vice President, General Counsel
                                                       and Secretary

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

                               INDEX TO EXHIBITS
                               -----------------


    Exhibit
    Number                            Exhibit
    ------                            -------

     1(a)* Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 9, 1996 (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

     1(b)* Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on October 2, 1997 (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

     1(c)* Form of Restated Certificate of Incorporation of the Registrant, to be filed after the closing of the offering (incorporated herein by reference to Exhibit 3.(i)3 of the Registration Statement).

     2* Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

     3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

     4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 57 of the Prospectus (Subject to Completion) dated October 3, 1997 is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

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